INDEMNIFICATION AGREEMENT

THIS INDEMNIFICATION AGREEMENT (the “Agreement”) is made effective as of _______ __, 20__ (subject to what is provided in Section 11(b) hereof), between Cellular Dynamics International, Inc., a Wisconsin corporation (the “Company”), and _______________ (“Indemnitee”).

RECITALS

WHEREAS, individuals have become more reluctant to serve corporations as directors or in other capacities unless they are provided with adequate protection through insurance or adequate indemnification against inordinate risks of claims and actions against them arising out of their service to and activities on behalf of the corporation;

WHEREAS, the Board of Directors of the Company (the “Board of Directors”) has determined that, in order to attract and retain qualified individuals, the Company intends to obtain and maintain on an ongoing basis, at its sole expense, liability insurance to protect persons serving the Company from certain liabilities (“D&O Insurance”). Although the furnishing of such insurance has been a customary and widespread practice among United States-based corporations and other business enterprises, the Company believes that, given current market conditions and trends, such insurance may be available to it in the future only at higher premiums and with more exclusions. At the same time, directors and other persons in service to corporations or business enterprises are being increasingly subjected to expensive and time-consuming litigation relating to, among other things, matters that traditionally would have been brought only against the Company or business enterprise itself. The Bylaws of the Company, as amended (the “Bylaws”), and the Fifth Amended and Restated Articles of Incorporation of the Company (the “Amended Charter”) require indemnification of the directors of the Company. Indemnitee may also be entitled to indemnification pursuant to the Wisconsin Business Corporation Law (the “WBCL”). The Bylaws, Amended Charter and the WBCL expressly provide that the indemnification provisions set forth therein are not exclusive, and thereby contemplate that contracts may be entered into between the Company and members of the Board of Directors and other persons with respect to indemnification;

WHEREAS, the uncertainties relating to such insurance and to indemnification have increased the difficulty of attracting and retaining such persons;

WHEREAS, the Board of Directors has determined that the increased difficulty in attracting and retaining such persons is detrimental to the best interests of the Company’s shareholders and that the Company should act to assure such persons that there will be increased certainty of such protection in the future;

WHEREAS, it is reasonable, prudent and necessary for the Company contractually to obligate itself to indemnify, and to advance expenses on behalf of, such persons to the fullest extent permitted by applicable law so that they will serve or continue to serve the Company free from undue concern that they will not be so indemnified;

WHEREAS, this Agreement is a supplement to and in furtherance of the Bylaws and Amended Charter of the Company and any resolutions adopted pursuant thereto, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder; and

WHEREAS, Indemnitee does not regard the protection available under the Company’s Bylaws, Amended Charter and D&O Insurance as adequate in the present circumstances, and may not be willing to serve as a director without adequate protection, and the Company desires Indemnitee to serve in such capacity, and Indemnitee is willing to serve, continue to serve and to take on additional service for or on behalf of the Company on the condition that he or she be so indemnified.

NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the Company and Indemnitee do hereby covenant and agree as follows:

1.Indemnification. The Company agrees to indemnify and hold Indemnitee harmless to the fullest extent permitted under the WBCL, the Bylaws and Amended Charter as in effect on the date hereof and as may be amended to provide more advantageous rights to Indemnitee. In furtherance of the foregoing indemnification, and without limiting the generality thereof:

(a)The Company shall indemnify and hold harmless Indemnitee to the extent that he or she has been successful on the merits or otherwise in the defense of a Proceeding (as hereinafter defined), including, but not limited to, termination of any Proceeding by dismissal, with or without prejudice, for all Expenses (as hereinafter defined) incurred in the Proceeding (i) if Indemnitee was a Party to the Proceeding because he or she is or was acting as a director, officer or fiduciary of the Company or of any other corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise that Indemnitee is or was serving at the request of the Company (collectively, in his or her “Corporate Capacity”) or (ii) if the Proceeding arises out of any action taken by, or alleged to have been taken by, or inaction, or alleged inaction, on the part of, Indemnitee in his or her Corporate Capacity. If Indemnitee is successful on the merits or otherwise as to one or more but less than all claims, issues or matters in any Proceeding, the Company shall indemnify Indemnitee for all Expenses incurred by Indemnitee or on his or her behalf in connection with each successfully resolved claim, issue or matter and any claim, issue or matter related to such successfully resolved claim, issue or matter.

(b)In cases not included in Section 1(a), the Company shall indemnify and hold harmless Indemnitee for all Liabilities (as hereinafter defined) and Expenses incurred in a Proceeding (i) if Indemnitee was a Party to the Proceeding because of his or her Corporate Capacity or (ii) if the Proceeding arises out of any action taken by, or alleged to have been taken by, or inaction, or alleged inaction, on the part of, Indemnitee in his or her Corporate Capacity, provided, however, that Indemnitee shall not be entitled to indemnification hereunder if and only to the extent that the Liabilities and Expenses were incurred because of a Breach of Duty (as hereinafter defined) by Indemnitee.

(c)Notwithstanding any other provision in this Agreement, to the extent that Indemnitee is, by virtue of his or her Corporate Capacity, a witness in any Proceeding to which he or she is not a Party, Indemnitee shall be indemnified against all Expenses incurred by him or her or on his or her behalf in connection therewith.

2.Contribution.

(a)    Whether or not the indemnification provided in Section 1 is available, nothing in this Agreement shall be construed as a limitation on Indemnitee’s statutory, common-law or other legal rights to contribution from the Company, or from its directors, officers, employees and/or shareholders where otherwise appropriate and to the extent permitted by law.

(b)    Without diminishing or impairing the obligations of the Company set forth in Section 2(a), if, for any reason, Indemnitee shall elect or be required to pay all or any portion of any Expenses or Liabilities in any Proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such Proceeding), the Company shall contribute to the amount of Expenses or Liabilities incurred and paid or payable by Indemnitee in proportion to the relative benefits received by the Company and all officers, directors or employees of the Company, other than Indemnitee, who are jointly liable with Indemnitee (or would be if joined in such Proceeding), on the one hand, and Indemnitee, on the other hand, from the transaction from which such Proceeding arose; provided, however, that the proportion determined on the basis of relative benefit may, to the extent necessary to conform to law, be further adjusted by reference to the relative fault of the Company and all officers, directors or employees of the Company other than Indemnitee who are jointly liable with Indemnitee (or would be if joined in such Proceeding), on the one hand, and Indemnitee, on the other hand, in connection with the events that resulted in such Expenses or Liabilities, as well as any other equitable considerations which the law may require to be considered. The relative fault of the Company and all officers, directors or employees of the Company, other than Indemnitee, who are jointly liable with Indemnitee (or would be if joined in such Proceeding), on the one hand, and Indemnitee, on the other hand, shall be determined by reference to, among other things, the degree to which their actions were motivated by intent to gain personal profit or advantage, the degree to which their liability is primary or secondary and the degree to which their conduct is active or passive.

(c)    The Company hereby agrees to fully indemnify and hold Indemnitee harmless from any claims of contribution which may be brought by officers, directors or employees of the Company, other than Indemnitee, who may be jointly liable with Indemnitee.

(d)    To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, the Company, in lieu of indemnifying Indemnitee, shall contribute to the amount incurred by Indemnitee, whether for Expenses and/or Liabilities, in connection with any claim relating to an indemnifiable event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect (i) the relative benefits received by the Company and Indemnitee as a result of the event(s) and/or transaction(s) giving cause to such Proceeding; and/or (ii) the relative fault of the Company (and its directors, officers, employees and agents) and Indemnitee in connection with such event(s) and/or transaction(s).

3.Defense of Claims.

(a)    The Company will be entitled to participate in the defense of any Proceeding at its own expense. The Company will not settle any Proceeding (in whole or in part) which would impose any Expense, Liability or limitation on Indemnitee without Indemnitee’s prior written consent, such consent not to be unreasonably withheld nor, where applicable, without the consent of the Company’s D&O Insurance carriers. Indemnitee will not settle any Proceeding (in whole or in part) which would impose any Expense, Liability or limitation on the Company without the Company’s prior written consent, such consent not to be unreasonably withheld nor, where applicable, without the consent of the Company’s D&O Insurance carriers.

(b)    Notwithstanding the provisions set forth in Section 3(a), the defense of any Proceeding shall be conducted in all respects in accordance with the terms of the Company’s D&O Insurance policy in effect at the time such Proceeding takes place.

4.Allowance of Expenses as Incurred. Within twenty (20) days after receipt of a written request therefor by Indemnitee, the Company shall pay or reimburse Indemnitee for all Expenses as incurred by or on behalf of Indemnitee in connection with the investigation, defense, settlement or appeal of any Proceeding to which Indemnitee is a Party or is threatened to be made a Party. The request by Indemnitee pursuant to this Section 4 must include all of the following: (a) a written affirmation of Indemnitee’s good faith belief that he or she has not engaged in a Breach of Duty; and (b) a written undertaking, executed personally or on Indemnitee’s behalf, to repay the Expenses, without interest, to the extent that there is a final determination hereunder (as to which all rights of appeal have been exhausted or lapsed) that indemnification under Section 1 is not required and indemnification is not otherwise ordered by a court pursuant to Section 180.0854(2)(b) of the WBCL. Indemnitee shall not be required to repay Expenses until such final determination (as to which all rights of appeal have been exhausted or lapsed) has been made. The undertaking under this Section 4 shall be an unlimited general obligation of Indemnitee, shall be accepted without reference to Indemnitee’s ability to repay the Expenses and shall be unsecured.

5.Procedures and Presumptions for Determination of Entitlement to Indemnification.

(a)    Indemnitee shall notify the Company in writing as soon as reasonably practicable (i) after being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or (ii) if the Company has not been previously notified, after receipt of written notice of any other matter with respect to which Indemnitee intends to seek indemnification and/or advancement of expenses under Section 1 and Section 4. The omission by Indemnitee to so notify the Company will not relieve the Company from any liability which it may have to Indemnitee under this Agreement except and only to the extent the Company can establish that such omission to notify resulted in actual material prejudice to the Company.

(b)    Indemnitee may thereafter deliver to the Company a written request for indemnification pursuant to this Agreement at such time and from time to time as Indemnitee deems appropriate in his or her sole discretion, which request shall also be deemed a request for advancement of expenses under Section 4.

(c)    Except as otherwise provided pursuant to Section 1(a) or Section 1(c), upon the final disposition of the matter that is the subject of the request for indemnification delivered pursuant to Section 5(b), a determination shall be made with respect to Indemnitee’s entitlement thereto (including entitlement to payment or reimbursement of Expenses under Section 4) in the specific case. Such determination shall be made by one of the following means as selected by Indemnitee: (i) by a majority vote of a quorum of the members of the Board of Directors consisting of directors who are not at the time parties to the same or related Proceedings (“Disinterested Directors”) or of a committee of Disinterested Directors designated by a majority vote of the Disinterested Directors (in either case, even though less than a quorum of the Board of Directors) or (ii) if there are no Disinterested Directors or the Disinterested Directors so direct, by Independent Counsel (as hereinafter defined), selected in accordance with Section 5(d) or (iii) if there are no Disinterested Directors or there is no Independent Counsel so selected and willing to act, by an arbitration conducted by a panel arbitrators in accordance with Section 6(c). Any determination made by Independent Counsel pursuant to this Section 5(c) shall be in the form of a written opinion to the Board of Directors, a copy of which shall be delivered to Indemnitee. Indemnitee shall reasonably cooperate with the person or persons making such determination including providing to such person or persons upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. Any costs or expenses (including fees and expenses of counsel) incurred by Indemnitee in so cooperating with the person or persons making such determination shall be borne by the Company (irrespective of the determination as to Indemnitee’s entitlement to indemnification), and the Company hereby indemnifies and agrees to hold Indemnitee harmless therefrom.

(d)    If the determination is to be made by Independent Counsel, such Independent Counsel shall be selected as provided in this Section 5(d). The Independent Counsel shall be selected by Indemnitee, and Indemnitee shall give written notice to the

Company advising it of the identity of the Independent Counsel so selected within ten (10) days after the final disposition of the matter that is the subject of the request for indemnification. The Company may, within ten (10) days after receipt thereof, deliver to the Indemnitee a written objection to such selection; provided that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Section 12, and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person so selected shall act as Independent Counsel. If a proper and timely objection is made, the counsel selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court of competent jurisdiction (or, at Indemnitee’s option pursuant to Section 6, an arbitration) has determined that such objection is without merit. If, within twenty (20) days after receipt by the Company of a request for indemnification pursuant to Section 5(b), no Independent Counsel shall have been selected and not objected to, either the Company or Indemnitee may petition a court of competent jurisdiction (or, at Indemnitee’s option pursuant to Section 6, an arbitration) for resolution of any objection which shall have been made to the selection of Independent Counsel and/or for the appointment of another person as Independent Counsel, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel. The Company agrees to pay the reasonable fees and expenses of any Independent Counsel appointed pursuant to this Section 5(b) and to indemnify such person against any and all expenses, claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto except for gross negligence or willful misconduct.

(e)    If it is determined that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within ten (10) days after such determination.

(f)    In making any determination as to Indemnitee’s entitlement to indemnification hereunder, Indemnitee shall be entitled to a presumption that he or she is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification in accordance with Section 5(b), and the Company shall have the burdens of coming forward with clear and convincing evidence and of persuasion to overcome that presumption.

(g)    The termination of any Proceeding or of any claim, issue or matter therein by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption (i) that there was a Breach of Duty on the part of the Indemnitee or (ii) that Indemnitee did not otherwise satisfy the applicable standard of conduct to be indemnified pursuant to this Agreement.

(h)    The knowledge or actions or failure to act of any other director, officer, employee or agent of the Company, employee benefit plan or other entity, as applicable, shall not be imputed to Indemnitee for purposes of determining Indemnitee’s right to indemnification under this Agreement.

(i)    If a determination as to Indemnitee’s entitlement to indemnification shall not have been made pursuant to this Agreement within sixty (60) days after the final disposition of the matter that is the subject of the request for indemnification, the requisite determination of entitlement to indemnification shall be deemed to have been made in favor of Indemnitee, and Indemnitee shall be entitled to such indemnification, absent a misstatement of a material fact in the information provided by Indemnitee pursuant to Sections 5(b) and 5(c) or an omission of a material fact necessary in order to make the information provided not misleading; provided that such sixty (60) day period will be extended for a period up to an additional thirty (30) days after the selection of Independent Counsel pursuant to Section 5(d) if such determination is to be made by Independent Counsel and if the Company has acted with diligence and in good faith in the process of selecting Independent Counsel, and provided further that such sixty (60) day period (as so extended) will be extended for a reasonable time, not to exceed an additional thirty (30) days, if the person or persons making the determination in good faith requires such additional time to obtain or evaluate any documentation or information relating thereto.

(j)    Nothing in this Agreement shall be deemed to preclude or otherwise limit Indemnitee’s rights pursuant to Section 180.0854 of the WBCL.

6.Remedies of Indemnitee.

(a)    Indemnitee shall be entitled to an adjudication in an appropriate court of the State of Wisconsin, or in any other court of competent jurisdiction (or, where such determination was other than by arbitration, at Indemnitee’s option, through an arbitration conducted by a panel arbitrators in accordance with Section 6(c)), of any determination pursuant to Section 5 that Indemnitee is not entitled to indemnification under this Agreement. Any such adjudication (or, where such determination was other than by arbitration, at Indemnitee’s option, an arbitration in accordance with Section 6(c)) shall be conducted in all respects as a de novo trial and any prior adverse determination shall not be referred to or introduced into evidence, create a presumption that Indemnitee is not entitled to indemnification or advancement of expenses, be a defense or otherwise adversely affect Indemnitee. In any such judicial proceeding or arbitration, the provisions of Section 5(f) through Section 5(j) (including the presumption in favor of Indemnitee and the burdens on the Company) shall apply.

(b)    If a determination shall have been made pursuant to Section 5 of this Agreement that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding commenced pursuant to this Section 6 (or, where such determination was other than by arbitration, at Indemnitee’s option, an arbitration in accordance with Section 6(c)), absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s misstatement not materially misleading in connection with the application for indemnification, or (ii) a prohibition of such indemnification under applicable law.

(c)    Any arbitration conducted pursuant to Section 5(c) or Section 6(a) shall consist of a panel of three arbitrators selected from the panels of arbitrators of the International Institute for Conflict Prevention and Resolution, Inc. (the “IICPR”), such panel to be presiding in Madison, Wisconsin, consisting of one arbitrator selected by a majority vote of a quorum of the Board of Directors consisting of Disinterested Directors or, if a quorum of the Board of Directors consisting of Disinterested Directors cannot be obtained, by a majority vote of a committee duly appointed by the Board of Directors and consisting solely of one or more Disinterested Directors, or, if unable to obtain such a quorum or form such a committee, by a majority vote of the full Board of Directors, including directors who are parties to the same or related Proceedings, one arbitrator selected by Indemnitee and one arbitrator selected by the two arbitrators previously selected. In all other respects, the panel of arbitrators shall be governed by the rules of the IICPR for non-administered arbitration (revised and effective November 1, 2007). Directors who are parties to the same or related Proceedings may participate in the designation of the member or members of the committee referred to in this Section 6(c).

(d)    In the event that Indemnitee, pursuant to this Section 6, seeks a judicial adjudication (or, where such determination was other than by arbitration, at Indemnitee’s option, an arbitration in accordance with Section 6(c)) of his or her rights under, or to recover damages for breach of, this Agreement, or to recover under any D&O Insurance policies maintained by the Company, the Company shall pay on his or her behalf, in advance, any and all expenses (of the types described in the definition of Expenses in Section 12 of this Agreement) actually and reasonably incurred by him or her in such judicial adjudication (or, where such determination was other than by arbitration, at Indemnitee’s option, an arbitration in accordance with Section 6(c)), regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advancement of expenses or insurance recovery.

(e)    The Company shall be precluded from asserting in any judicial proceeding commenced pursuant to this Section 6 (or, at Indemnitee’s option, an arbitration in accordance with Section 6(c)) that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court that the Company is bound by all the provisions of this Agreement. The Company shall indemnify Indemnitee against any and all Expenses and, if requested by Indemnitee, shall (within ten (10) days after receipt by the Company of a written request therefor) advance, to the extent not prohibited by law, such expenses to Indemnitee, which are incurred by Indemnitee in connection with any action brought by Indemnitee for indemnification or advance of Expenses from the Company under this Agreement or under any D&O Insurance policies maintained by the Company, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advancement of Expenses or insurance recovery, as the case may be.

(f)    Notwithstanding anything in this Agreement to the contrary, no determination as to entitlement to indemnification under this Agreement shall be required to be made prior to the final disposition of the Proceeding.

7.Non-Exclusivity; Survival of Rights; Subrogation.

(a)    The rights of indemnification as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Amended Charter, the Bylaws, any agreement, a vote of shareholders, a resolution of directors or otherwise, of the Company. Any amendments to the Amended Charter or Bylaws made subsequent to the date of this Agreement which reduce or eliminate rights of persons entitled to indemnification or advances under such Amended Charter or Bylaws shall not limit the rights of Indemnitee pursuant to this Agreement. If the Amended Charter, Bylaws or Wisconsin law are amended or interpreted (by statute, judicial decision or otherwise) so as to provide for greater indemnification rights or benefits, Indemnitee shall be entitled to such greater rights and benefits immediately upon such amendment. Subsequent amendments to the WBCL or other applicable law (by statute, judicial decision or otherwise) or judicial interpretations thereof shall in no way reduce Indemnitee’s rights under this Agreement. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.

(b)    To the extent that the Company maintains D&O Insurance providing liability insurance for directors, officers, employees, or agents or fiduciaries of the Company or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise that such person serves at the request of the Company, Indemnitee shall be covered by such D&O Insurance in accordance with its or their terms to the maximum extent of the coverage available for any director, officer, employee, agent or fiduciary under such policy or policies. If, at the time of the receipt of a notice of a claim pursuant to the terms hereof, the Company has D&O Insurance in effect, the Company shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies.

(c)    In the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

(d)    The Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder if and to the extent that Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.

(e)    The Company’s obligation to indemnify or advance Expenses hereunder to Indemnitee who is or was serving at the request of the Company as a director, officer, employee or agent of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise shall be reduced by any amount Indemnitee has actually received as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

8.Directors and Officers Insurance.

(a)    The Company shall obtain and maintain a policy or policies of insurance (referred to herein as “D&O Insurance”) with reputable insurance companies providing liability insurance for directors of the Company in their capacities as such (and for any capacity in which any director of the Company serves any other corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other person or enterprise at the request of the Company), in respect of acts or omissions occurring while serving in such capacity, on terms with respect to coverage and amount (including with respect to the payment of expenses) no less favorable than those of such policy in effect on the date hereof except for any changes approved by the Board of Directors.

(b)    Indemnitee shall be covered by the Company’s D&O Insurance policies in effect from time to time in accordance with the applicable terms to the maximum extent of the coverage available for any other director under such policy or policies. The Company and Indemnitee will cooperate to obtain advances of Expenses, indemnification payments and consents from D&O Insurance carriers in any Proceeding to the full extent of applicable D&O Insurance coverage. The Company shall, promptly after receiving notice of a proceeding as to which Indemnitee is a party or a participant (as a witness or otherwise), give notice of such Proceeding to the insurers under the Company’s D&O Insurance in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable actions to cause insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies. The failure or refusal of any such insurer to pay any such amount shall not affect or impair the obligations of the Company under this Agreement. Indemnitee shall not knowingly take any action that jeopardizes or otherwise waives D&O Insurance coverage under any policy then in effect. The existence of D&O Insurance coverage will not diminish or limit the Company’s obligation to make indemnification payments to Indemnitee. Amounts paid directly to Indemnitee with respect to a Proceeding by the Company’s D&O Insurance carrier(s) will be credited to the amounts payable by the Company to Indemnitee under this Agreement.

(c)    Upon request by Indemnitee, the Company shall provide to Indemnitee copies of the D&O Insurance policies as in effect from time to time. The Company shall promptly notify Indemnitee of any material changes in such insurance coverage.

9.Exception to Right of Indemnification. Notwithstanding any provision in this Agreement, the Company shall not be obligated under this Agreement to make any indemnity (including an advancement of expenses) in connection with any claim made against Indemnitee:

(a)    for which payment has actually been made to or on behalf of Indemnitee under any insurance policy or other indemnity provision, except with respect to any excess beyond the amount paid under any insurance policy or other indemnity provision; or

(b)    for reimbursement to the Company of any bonus or other incentive-based or equity-based compensation or for an accounting of profits made from the purchase and sale (or sale and purchase) by Indemnitee of securities of the Company within the meaning of Section 16(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or similar provisions of state statutory law or common law; or

(c)    in connection with any Proceeding (or any part of any Proceeding) initiated by Indemnitee, including any Proceeding (or any part of any Proceeding) initiated by Indemnitee against the Company or its directors, officers, employees or other indemnitees, unless (i) the Board of Directors authorized the Proceeding (or any part of any Proceeding) prior to its initiation or (ii) the Company provides the indemnification, in its sole discretion, pursuant to the powers vested in the Company under applicable law or (iii) the Proceeding is one contemplated in Section 6.

10.Duration of Agreement. This Agreement shall continue until and terminate upon the later of: (a) ten (10) years after the date that Indemnitee shall have ceased to serve as a director of the Company; or (b) one (1) year after the final termination of any Proceeding then pending in respect of which Indemnitee is granted rights of indemnification or advancement of Expenses hereunder and of any Proceeding commenced by Indemnitee pursuant to this Agreement relating thereto. This Agreement shall be binding upon the Company (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Company) and shall inure to the benefit of and be enforceable by Indemnitee and his or her spouse, heirs, executors, administrators and representatives.

11.Enforcement.

(a)    The Company expressly confirms and agrees that it has entered into this Agreement and assumes the obligations imposed on it hereby in order to induce Indemnitee to serve as a director of the Company, and the Company acknowledges that Indemnitee is relying upon this Agreement in serving as a director of the Company.

(b)    This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof; provided, however, that this Agreement shall become effective and have such superseding effect only from and after the closing of an initial public offering by the Company of its common stock pursuant to a registration statement declared effective by the Securities and Exchange Commission.

12.Definitions. For purposes of this Agreement:

(a)    “Breach of Duty” means a breach or failure by Indemnitee to perform a duty that he or she owes to the Company and the breach or failure to perform constitutes any of the following: (i) a willful failure to deal fairly with the Company or its shareholders in connection with a matter in which Indemnitee has a material conflict of interest; (ii) a violation of the criminal law, unless Indemnitee has reasonable cause to believe that his or her conduct was lawful, or no reasonable cause to believe that his or her conduct was unlawful; (iii) a transaction from which Indemnitee derived an improper personal profit; or (iv) willful misconduct.

(b)    “Expenses” shall include all reasonable attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, participating, or being or preparing to be a witness in a Proceeding, or responding to, or objecting to, a request to provide discovery in any Proceeding. Expenses also shall include Expenses incurred in connection with any appeal resulting from any Proceeding, including without limitation the premium, security for, and other costs relating to any cost bond, supersede as bond, or other appeal bond or its equivalent. Expenses, however, shall not include any Liabilities.

(c)    “Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of relevant Wisconsin corporation law and neither presently is, nor in the past five years has been, retained to represent: (i) the Company or Indemnitee in any matter material to either such party (other than with respect to matters concerning Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements); or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement. The Company agrees to pay the reasonable fees of the Independent Counsel referred to above and to fully indemnify such counsel against any and all Expenses, claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

(d)    “Liability” or “Liabilities” means the obligation to pay a judgment, settlement, penalty, assessment, forfeiture or fine, including an excise tax assessed with respect to an employee benefit plan arising out of or in connection with a Proceeding.

(e)    “Party” includes an individual who was or is, or who is threatened to be made, a named defendant or respondent in a Proceeding.

(f)    “Proceeding” means any threatened, pending or completed civil, criminal, administrative or investigative action, suit, arbitration, alternative dispute resolution mechanism, inquiry, hearing or other proceeding (including any appeal therefrom), whether formal or informal, which involves foreign, federal, state or local law and which is brought by or in the right of the Company or by any other person, including, without limitation: (i) any proceeding involving a federal or state statute, rule or regulation regulating the offer, sale or purchase of securities, securities brokers or dealers, or investment companies or investment advisors; (ii) any appeal from a proceeding; and (iii) any proceeding in which the Indemnitee is a plaintiff or petitioner because he or she is a director, officer, employee or agent of the Company, provided, however, that any such proceeding under this clause (iii) must be authorized by majority vote of a quorum of Disinterested Directors. Notwithstanding the foregoing, “Proceeding” does not include an action, suit or other proceeding contemplated by Section 6.

13.Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including without limitation, each portion or any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and shall remain enforceable to the fullest extent permitted by law; (b) such provision or provisions shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto; and (c) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby.

14.Modification and Waiver. No supplement, modification, termination or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

15.Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified; (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, and if not so confirmed, then on the next business day; (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent:

(a)    To Indemnitee at the address set forth below Indemnitee’s signature hereto.

(b)    To the Company at:

Cellular Dynamics International, Inc.
525 Science Court
Madison, Wisconsin 53711
Attention: President
Facsimile: (608) 310-5101

With a copy to:

Godfrey & Kahn, S.C.
780 North Water Street
Milwaukee, Wisconsin 53202
Attention: Anna M. Geyso
Facsimile: (414) 273-5198

16.Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement. This Agreement may also be executed and delivered by facsimile signature and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

17.Headings; Sections. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof. Reference herein to a “Section” or “Sections” shall be deemed to refer to the sections of this Agreement except as expressly provided otherwise herein.

18.Governing Law and Consent to Jurisdiction. This Agreement and the legal relations among the parties shall be governed by, and construed and enforced in accordance with, the laws of the State of Wisconsin, without regard to its conflict of laws rules. The Company and Indemnitee hereby irrevocably and unconditionally: (a) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the Circuit Court of the State of Wisconsin or a federal court located in Dane County, Wisconsin (the “Wisconsin Court”), and not in any other state or federal court in the United States of America or any court in any other country; (b) consent to submit to the exclusive jurisdiction of the Wisconsin Court for purposes of any action or proceeding arising out of or in connection with this Agreement; (c) waive any objection to the laying of venue of any such action or proceeding in the Wisconsin Court; and (d) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Wisconsin Court has been brought in an improper or inconvenient forum.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the day and year first above written.

COMPANY

By: ____________________________
David S. Snyder
Executive Vice President and Chief Financial Officer

INDEMNITEE
________________________________
Name:
Address:

9447704_2